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                      THE SECURITIES EXCHANGE ACT OF 1934

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                            LIDAK PHARMACEUTICALS
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                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                         BYLAWS OF LIDAK PHARMACEUTICALS

                                 March 14, 1998

Article 2 - "Meetings of Shareholders," Section 2.1.2 of the Amended and Restated Bylaws of LIDAK Pharmaceuticals, a California corporation, is hereby amended and restated as follows:


          "2.1.2 (a) The annual meeting of shareholders shall be held each year on a date and at a time fixed by the Board of Directors. At each annual meeting, (i) directors shall be elected from the persons who are nominated in accordance with the procedures set forth in paragraph (b) below and (ii) any proper business shall be conducted which has been submitted in accordance with the procedures set forth in paragraph (b) below.

          (b) Only proper business which has been submitted in accordance with the following procedures shall be conducted at the annual meeting. Submissions of nominations of persons for election as directors or other proper business to be conducted at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any shareholder of the corporation who complies with the notice procedures set forth in this paragraph. Such submissions of proper business by any shareholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 10 days prior to the annual meeting. Such shareholder's notice to the Secretary shall set forth (i) a description of the proper business submitted for consideration at the annual meeting, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, and (iv) if such business involves the nomination of a person for election as a director, the name, age, business and residence addresses and principal occupation of such person. No proper business shall be conducted at the annual meeting unless submitted in accordance with the procedures set forth herein. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a submission of a proper nomination or proper business was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective submission shall be disregarded."

All other provisions of the Amended and Restated Bylaws remain unchanged and in full force and effect.
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DATE: MARCH 16, 1998                           CONTACT: JEFFERY B. WEINRESS
                                                        VICE PRESIDENT & CFO
                                                        LIDAK PHARMACEUTICALS
RELEASE DATE:  IMMEDIATE                                (619) 558-0364, EXT. 242




                         LIDAK PHARMACEUTICALS ANNOUNCES
                        BYLAW AMENDMENT REGARDING PROPER
                    SUBMISSION OF BUSINESS TO ANNUAL MEETING


     LA JOLLA, CALIFORNIA - March 16, 1998 -- LIDAK Pharmaceuticals (NASDAQ NM:
LDAKA) announced today that its Board of Directors has adopted unanimously an amendment to the Company's Bylaws, to provide that any shareholder seeking to nominate a candidate for election as a director at the Company's annual meeting or to submit other proper business to be conducted at the annual meeting must deliver timely advance written notice of the nomination or submission to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the Company's executive offices not less than 10 days prior to the annual meeting. A shareholder's notice must set forth (i) a description of the proper business submitted for consideration at the annual meeting, (ii) the name and record address of the shareholder giving notice,
(iii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder, and (iv) if the business involves the nomination of a person for election as a director, the name, age, business and residence address and principal occupation of such person.

     The 1998 Annual Meeting of Shareholders of LIDAK Pharmaceuticals will be held on April 18, 1998, so to be timely notice must be received at the Company by April 8, 1998.

     William N. Jenkins, Chairman of the Board, stated, "We have adopted this Bylaw amendment to allow shareholders enough time to nominate candidates or to submit proper business to be conducted at the annual meeting, while at the same time providing the Board sufficient opportunity to evaluate the merits of any proposal and assure an orderly and productive annual meeting of shareholders."

     LIDAK Pharmaceuticals is developing therapeutic products designed to treat virally caused diseases, allergies and asthma, inflammatory disorders and cancer.


                                      # # #


     The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to drug development and clinical trials. Final review decisions made by the FDA and other regulatory agencies concerning clinical trial results are unpredictable and outside of the influence and/or control of the Company.